Exhibit 99.1

PRESS RELEASE	August 29, 2019

Tilray Announces Definitive Agreement to Acquire FOUR20 Adult-Use Cannabis Retailer

FOUR20 owns and operates six stores in Alberta and has secured 16 additional high-traffic store locations

Agreement is for up to C$110M subject to the achievement of performance milestones by FOUR20

NANAIMO, B.C. – Tilray, Inc. (“Tilray” or “the Company”) (NASDAQ:TLRY), a global pioneer in cannabis research, cultivation, production and distribution, today announced it has entered into a definitive agreement (“the Agreement”) pursuant to which Tilray, through a wholly-owned subsidiary of High Park Holdings Ltd. (“High Park”), will acquire all of the issued and outstanding securities of 420 Investments Ltd. (“FOUR20”), an adult-use cannabis retail operator headquartered in Calgary, Alberta.

FOUR20 provides adult-use cannabis consumers with a premium retail experience focused on high quality product selection, education and community. FOUR20 currently operates six licensed retail locations and has 16 additional high-traffic locations secured in desirable locations in Alberta, including Canmore, Calgary and Edmonton. Tilray and High Park will leverage FOUR20’s retail expertise and brand and market knowledge to expand into other Canadian provincial markets where Licensed Producer retail ownership will be permitted in the future.

“FOUR20 offers a premium retail experience for the mainstream cannabis consumer and builds on our broader retail strategy, which includes several minority investments in other leading cannabis retailers,” says Tilray Chief Corporate Development Officer Andrew Pucher. “With FOUR20, we will elevate the retail experience for consumers by offering the best quality-tested products while preparing for the next wave of legalized product launches taking place by year’s end.”

Under the terms of the Agreement, Tilray will deliver up to C$110M consisting of C$70M in Tilray Class 2 common stock (“Common Stock”) at closing and $40M in Common Stock subject to the achievement of certain performance milestones by FOUR20.

High Park and its affiliates have fulfilled adult-use supply agreements and purchase orders across Canada since the federal legalization of adult-use cannabis on October 17, 2018. High Park will continue to offer consumers a broad-based portfolio of high quality adult-use products as it grows its supply chain and expands its production capacity in Canada. FOUR20 will operate as a wholly-owned subsidiary of Tilray and will continue to offer consumers a diverse selection of brands and products from craft and mainstream producers including High Park.

PRESS RELEASE	August 29, 2019

The transaction is subject to regulatory approval(s). Completion of the transaction will be subject to customary terms and conditions, including approval by FOUR20 shareholders and court approval of the arrangement. It is anticipated that the closing of the transaction will be completed by the end of Q1 2020. Canaccord Genuity Corp. provided a fairness opinion to Tilray’s board of directors in connection with its approval of the transaction.

About Tilray®

Tilray is a global pioneer in the research, cultivation, production and distribution of cannabis and cannabinoids currently serving tens of thousands of patients and consumers in 13 countries spanning five continents.

About High Park™

Based in Toronto and led by a team with deep experience in cannabis and global consumer brands, High Park develops, produces, sells and distributes a broad-based portfolio of adult-use cannabis brands and products.

About FOUR20™

FOUR20 is a cannabis retail brand with six retail operations across Alberta, Canada. Led by retail and cannabis industry experts, FOUR20’s mission is to ignite community, spark a new culture and elevate the standard of adult-use cannabis retail across Canada. FOUR20 is a resource for municipalities, citizens and organizations to ensure cannabis culture is promoted in a socially responsible manner. 420 Premium Markets Ltd. and 420 Clinic Ltd. are subsidiaries of 420 Investments Ltd., which is headquartered in Calgary, Alberta.

Cautionary note regarding forward-looking statements:

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements and forward-looking information in this prelease include statements with regard to the consummation of the purchase of FOUR20 by Tilray, the expansion of FOUR20’s operations beyond its currently operating stores, the achievement by FOUR20 of the performance milestones, High Park’s growth and expansion, Tilray and High Park’s distribution of adult-use cannabis products in Canada, the success of brands or products in markets or the Company’s ability to supply retailers. Forward-looking statements or forward-looking-information in this press release may be identified by the use of words such as, “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe, “intend”, “plan”, “forecast”, “project”, “estimate”, “outlook” and other similar expressions. Forward-looking statements are not a guarantee of future performance, future action or ability to supply global markets and are based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, including assumptions in respect of the transaction between FOUR20 and Tilray, FOUR20 and High Park’s future growth and operations, the current and future regulatory environment, future approvals and permits (including regulatory approval(s) and approval by FOUR20 shareholders and courts) and current and future market conditions. Actual results, performance or achievement could differ materially from that expressed in, or implied by, any forward-looking statements in this press release, and, accordingly, you should not place undue reliance on any such forward-looking statements and they are not guarantees of future results. Please see the heading “Risk Factors” in Tilray’s Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission and Canadian securities regulators on August 13, 2019, for a list of the assumptions, uncertainties and other factors that may cause actual future results or anticipated events to differ materially from those expressed or implied in any forward-looking statements. Tilray does not undertake and specifically declines any obligation to update any forward-looking statements that are included herein, except in accordance with applicable securities laws.

For further information:

Media: Chrissy Roebuck, +1-833-206-8161, news@tilray.com

Investors: Katie Turner, +1-646-277-1228, Katie.turner@icrinc.com